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                                                                    EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Colonial Realty Limited Partnership on Form S-3 of our reports dated January 25, 1996, on our audits of the consolidated and combined financial statements and financial statement schedules of Colonial Realty Limited Partnership as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which reports are included in a previously filed Form 10. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ Coopers & Lybrand L.L.P.


                                                COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
May 21, 1996